ARTICLES OF RESTATEMENT

                                     OF

                        THE DREYFUS FUND INCORPORATED


     The Dreyfus Fund Incorporated, a Maryland Corporation (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation that:
     1. The Corporation desires to restate its Charter as currently in effect. Therefore, the Charter of the Corporation is hereby restated as follows:
     FIRST:  We, the subscribers hereto, Ernest L. Godshalk, Jr., Lincoln
C. Brownell and Joseph L. Broderick, the post office address of all of whom is 48 Wall Street, New York 5, N.Y., and all of whom are adult persons of full legal age, do hereby associate ourselves with the intention of forming a corporation under and by virtue of the general laws of the State of Maryland authorizing the formation of corporations.

     SECOND: Name. The name of the corporation is THE DREYFUS FUND INCORPORATED (hereinafter referred to as the "Corporation").

     THIRD: Purposes and Powers. The purposes for which the Corporation is formed and the business or objects to be carried on or promoted by it are to engage in the business of holding, investing and reinvesting its funds in stocks and securities, and in connection therewith, to hold part or all of its funds in cash, to acquire by purchase, subscription, contract, exchange or otherwise, and to own, hold for investment, resale or otherwise, sell, assign, negotiate, exchange, give or take options on, transfer or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, all forms of stocks, bonds, debentures, notes, evidences of interest, evidences of indebtedness, warrants, and other securities, irrespective of their form, the name by which they may be described, or the character or form of the entities by which they are issued or created (hereinafter sometimes called "Securities"), and, subject to the provisions of this Certificate of Incorporation, to make payment therefor by any lawful means; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such Securities, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such Securities; to acquire or become interested in any such Securities as aforesaid, irrespective of whether or now such Securities be fully paid or subject to further payments; and to make payments thereon as called for or in advance of calls or otherwise.

     And, in general to do any or all such other things in connection with the objects and purposes of the Corporation hereinbefore set forth, as are, in the opinion of the Board of Directors of the Corporation, necessary, incidental, relative or conducive to the attainment of such objects and purposes; and to do such acts and things, and to exercise any and all such powers, to the same extent as a natural person might or could lawfully do to the full extent authorized or permitted to a corporation under any laws that may be now or hereafter applicable or available to the Corporation.

     Notwithstanding any of the foregoing provisions, the Corporation shall not under any circumstances:

     1. Borrow money, except from banks for temporary or emergency (not leveraging) purposes in an amount up to 15% of the value of its total assets (including the amount borrowed) based on the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made, nor pledge, hypothecate, mortgage or otherwise encumber its assets, except to secure borrowings for temporary or emergency purposes. While borrowings exceed 5% of the value of the Corporation's total assets, the Corporation will not make any additional investments.

     2.   Purchase any Securities on "margin."

     3.   Sell any Securities "short."

     4. Lend any of its funds or other assets, provided, however, that this provision shall not be construed to prevent the purchase by the Corporation of bonds, debentures, notes or other evidences of indebtedness as hereinabove authorized.

     5. Participate in any underwriting or selling group in connection with the public distribution of securities, except for its own capital stock, nor enter into repurchase agreements providing for settlement in more than seven days after notice or purchase securities which are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market, if in the aggregate more than 10% of its net assets would be so invested. The Board of Directors will in good faith determine the specific types of securities deemed to be illiquid and the value of such securities held in the Corporation's portfolio;

     6. Invest more than 5% of the market value of its net assets in the Securities of any one issuer, except that up to 25% of the value of the Corporation's total assets may be invested, and the securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to such limitation.

     7. Hold more than 10% of the voting securities of any one issuer. This restriction applies only with respect to 75% of the Corporation's assets.

     8. Purchase from or sell to, any officer or director, or any firm of which any officer or director is a member, as principals, any Securities, other than shares of the capital stock of the Corporation, but any officer, director or stockholder of the Corporation, either directly or through a partnership, association or corporation, may act as broker and may be paid the customary brokerage commissions in the purchase or sale of Securities for the account of the Corporation, and may purchase or sell, or act as banker or underwriter in connection with, the sale of shares of the capital stock of the Corporation, and may be an officer and/or director and/or holder of the Securities of any corporation, any of the Securities of which may be owned by the Corporation.

     9. Retain Securities issued by an issuer if to the knowledge of the Corporation one or more of the officers or directors of the Corporation or of any corporation or association furnishing managerial or supervisory services to the Corporation own beneficially more than one-half of one per cent (1/2%), of the Securities of such issuer and such officers and directors owning more than one-half of one per cent (1/2%) of such Securities together own beneficially more than five per cent (5%) of such Securities. The Corporation shall be deemed to have complied with this paragraph if within ten days after the termination of each calendar month each officer and director of the Corporation and of any corporation or association furnishing managerial or supervisory services to the Corporation is furnished with a complete list of the Securities held by the Corporation with a request to advise the Corporation promptly, in the event that he owns beneficially more than one-half of one per cent (1/2%) of the Securities of the issuer of any Securities held by the Corporation, as to the number or principal amount of Securities so owned by him and if, as soon as may be practicable in view of market conditions, but in any event not later than thirty days after the existence of such holdings in excess of five per cent (5%) has been so ascertained, the Corporation disposes of all Securities of any issuer which, on the basis of information so received, the Corporation would be prohibited from retaining by the provisions of this paragraph.

     10. Purchase any Securities issued by any investment company, except in connection with a merger, consolidation, acquisition or reorganization, if more than 10% of the market value of the Corporation's total assets would be invested in securities of other investment companies, more than 5% of the market value of the Corporation's total assets would be invested in the securities of any one investment company or the Corporation would own more than 3% of the total voting stock of any one investment company. This limitation, however, shall not prevent the Corporation from investing in securities issued by a real estate investment trust, provided that such trust is not permitted to invest in real estate or interests in real estate other than mortgages or other security interests.

     11. Purchase any Securities issued by any corporation which has been in continuous operation for less than three (3) years, such period to include the period of operation of any predecessor corporation or corporations, partnership or individual enterprise if the corporation whose securities are to be acquired has come into existence as the result of a merger, consolidation, reorganization, or the purchase of substantially all of the assets of such predecessor corporation or corporations, partnership, or individual enterprise, if such purchase would cause the Corporation's investments in such issues to exceed 5% of the market value of the Corporation's net assets.

     12. Sell any shares of its capital stock to any officer or director of the Corporation, of any distributor of the shares of the capital stock of the Corporation, or of any corporation or association furnishing managerial or supervisory services to the Corporation or to any such corporation or association, unless the sale is made at the price then available to the public and the Corporation is advised that the purchase is being made for investment and that the purchaser will advise the Corporation of any sales of shares so purchased made less than two months after the date of the purchase.

     13. Lease, acquire or hold real estate, except such as may be necessary or advisable for the maintenance of its offices.

     In addition the Corporation may issue, sell, acquire through purchase, exchange or otherwise, hold, dispose of, resell, transfer, reissue or cancel shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of Maryland and by this Certificate of Incorporation.

     The foregoing matters subject to the limitations therein contained, shall each be construed as purposes, objects and powers, and none of such matters shall, except as otherwise expressly provided, be in anywise limited by reference to, or inference from, any other of such matters or any other Paragraph of this Certificate of Incorporation, but shall be regarded as independent purposes, objects and powers and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

     Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by law.

     FOURTH: Principal Office. The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

     The name of the Corporation's resident agent in charge of said principal office is The Corporation Trust Incorporated, a Maryland corporation, whose post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a citizen of the State of Maryland and actually resides therein.

     If the by-laws so provide, the Board of Directors of the Corporation shall have power to hold its meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by it.

     FIFTH:  Capital Stock.  (1)   The total amount of the authorized
capital stock of the Corporation is three hundred million dollars
($300,000,000) consisting of 300,000,000 shares of the par value of $1 per share, all of one class.

     (2) At all times each stockholder of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Notwithstanding any provision of law requiring any action to be taken or authorized by the holders of any designated proportion of the shares of capital stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote thereon.

     (3) All shares of the capital stock of the Corporation now or hereafter authorized shall be "subject to redemption" and "redeemable", in the sense used in the general laws of the State of Maryland authorizing the formation of corporations, at the redemption or purchase price for any such shares, determined in the manner set out in this Certificate of Incorporation or in any amendment thereto; provided, however, that the Corporation shall have the right, at its option, to refuse to redeem the shares of stock at less than the par value thereof. In the absence of any specification as to the purpose for which shares of the capital stock of the Corporation are repurchased by it, all shares so repurchased shall be deemed to be "purchased for retirement" in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the Corporation shall not be reduced by the number of any shares repurchased by it.

     (4) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation which it may issue or sell (whether out of the number of shares authorized by this Certificate of Incorporation, or by any amendment hereto, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof), other than such right, if any, as the Board of Directors, in its discretion, may determine.

     (5) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Certificate of Incorporation.

     SIXTH: Directors. The number of directors of the Corporation currently is nine. The names of the persons currently acting as directors of the Corporation until their successors are duly chosen and qualified are as follows:

          Lucy Wilson Benson       Whitney I. Gerard
          David W. Burke           Robert R. Glauber
          Joseph S. DiMartino      Arthur A. Hartman
          Martin D. Fife           George L. Perry
                     Paul D. Wolfowitz

     However, the by-laws of the Corporation may fix the number of directors at a number greater or less than that named in this Certificate of Incorporation, provided that in no case shall the number of directors be less than three, and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by this Certificate of Incorporation or by the by-laws within a limit specified in the by-laws, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the by-laws of the Corporation, the directors of the Corporation need not be stockholders therein.

     SEVENTH: Powers of and Limitations on the Corporation and Directors, and Rights of Stockholders. A. Board of Directors: The Board of Directors shall have the general management and control of the business and property of the Corporation, and may exercise all the powers of the Corporation; except such as are by statute or by this Certificate of Incorporation or by the by-laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby empowered:

     1. To authorize the issuance and sale, from time to time, of shares of the capital stock of the Corporation, whether for cash at not less than the par value thereof or for such other considerations as the Board of Directors may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of Maryland, provided, however, that the consideration (or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the sale of any shares of its capital stock (including treasury shares) shall not be less than the liquidating value (determined as provided in Paragraph NINTH hereof) per share of such capital stock outstanding at the time (determined by the Board of Directors) as of which the computation of such liquidating value shall be made.

     2. To remove at any time any officer elected or appointed by the Board of Directors, but only by the affirmative vote of a majority of the then Board of Directors, and to remove any other officer or employee of the Corporation, or to confer such power on any Committee or officer. Any removal may be for cause or without cause.

     3. To authorize the execution and performance by the Corporation of an agreement or agreements with any corporation, association or partnership whereby, subject to the control of the Board of Directors, the investment portfolio of the Corporation shall be managed or supervised by such corporation, association or partnership. Any such agreement shall provide that such agreement cannot be amended, transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the capital stock of the Corporation. No such agreement shall become effective without the affirmative vote or written consent of the holders of a majority of the outstanding shares of the capital stock of the Corporation. If the other party to any such agreement is a corporation, association or partnership not acting as a distributor of shares of the capital stock of the Corporation such agreement shall also prohibit any such corporation, association or partnership from purchasing otherwise than for investment, and from making short sales of, shares of the capital stock of the Corporation, and shall require any such corporation, association or partnership to advise the Corporation of any sales of shares of the capital stock of the Corporation made less than two months after the date of their purchase.

     4. To authorize the execution and performance by the Corporation of an agreement or agreements, which may be exclusive contracts, with any corporation, association or partnership, as distributor, providing for the distribution of shares of the capital stock of the Corporation upon such terms as it shall determine, subject to the provisions of subdivision 1 of this Paragraph A and of Paragraph THIRD hereof. Such terms may provide for the charge by the Corporation of a premium over the liquidating value (determined as provided in Paragraph NINTH hereof) of such shares, which premium shall not exceed an amount equal to nine (9) per cent of the sum of such liquidating value plus such premium, and the allowance of a discount by the Corporation to such distributor, and may further provide for the reallowance by such distributor of concessions or commissions from such discount; provided, however, that such discount shall not exceed the amount of the aforementioned premium. Any such agreement or agreements shall provide that any such distributor may purchase shares of the capital stock of the Corporation from the Corporation only to the extent that it shall have received purchase orders therefor, that the distributor shall not make any short sales of the shares of the capital stock of the Corporation.

     5. (a) Subject only to the provisions of Paragraph THIRD hereof, any director, officer or employee individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. Any director of the Corporation who is so interested or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so interested or a member of a partnership so interested.

     (b) Specifically, but without limitation of the foregoing, the Corporation may, subject only to the provisions of Paragraph THIRD, hereof, enter into a management contract, a distributing contract and/or other contracts with, and may otherwise do business with The Dreyfus Corporation, notwithstanding that the Board of Directors of the Corporation may be composed entirely or partly of directors, officers, employees or stockholders of said The Dreyfus Corporation, and officers of the Corporation may be or become officers, directors, employees or stockholders of said The Dreyfus Corporation, and in the absence of fraud the Corporation and The Dreyfus Corporation, may deal freely with each other, and no contract or transaction between the Corporation and The Dreyfus Corporation, shall be invalidated or in anywise affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it or him under or by reason of any such contract or transaction; provided always that such contract or transaction shall have been on terms that were not unfair at the time at which it was entered into.

     6. To specify, in instances in which it may be desirable, that shares of the capital stock of the Corporation repurchased by it are not repurchased for retirement and to specify the purposes for which such shares are repurchased.

     The Corporation may in its by-laws confer powers on the Board of Directors, in addition to the foregoing and in addition to the powers expressly conferred by statute.

     B. Depositary and Custodian: All Securities owned by the Corporation and all cash representing the proceeds from sales of Securities owned by the Corporation and from the issuance of shares of the capital stock of the Corporation, payments of principal upon Securities owned by the Corporation and distributions in respect of Securities owned by the Corporation which at the time of payment are represented by the distributing corporation to be capital distributions shall be held by a custodian which shall be a trust company or a national bank of good standing, having a capital, surplus and undivided profits aggregating not less than five million dollars ($5,000,000) provided such a custodian can be found ready and willing to act. The terms of custody of such Securities and cash shall include provisions to the effect that the custodian shall deliver Securities owned by the Corporation only (a) upon sales of such Securities for the account of the Corporation and receipt by the custodian of payment therefor, (b) when such Securities are called, redeemed or retired or otherwise become payable, (c) for examination by any broker selling any such Securities in accordance with "street delivery" custom,
(d) in exchange for or upon conversion into other Securities alone or other Securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such Securities pursuant to their terms into other Securities, (f) upon exercise of subscription, purchase or other similar rights represented by such Securities, (g) for the purpose of exchanging interim receipts or temporary Securities for definitive Securities, (h) for the purpose of redeeming in kind shares of the capital stock of the Corporation, or (i) for other proper corporate purposes. Such terms of custody shall also include provisions to the effect that the custodian shall deliver cash of the Corporation required by this paragraph to be deposited with the custodian only upon the purchase of Securities for the portfolio of the Corporation and the delivery of such Securities to the custodian, for the purchase or redemption of shares of the capital stock of the Corporation, for the payment of dividends, taxes, management or supervisory fees or operating expenses, or for payments in connection with the conversion, exchange or surrender of Securities owned by the Corporation, or for other proper corporate purposes. Upon the resignation or inability to serve of any such custodian the Corporation shall (a) use its best efforts to obtain a successor custodian, (b) require the cash and securities of the Corporation held by the custodian to be delivered to the successor custodian, and (c) in the event that no successor custodian can be found, submit to the stockholders of the Corporation, before permitting delivery of such cash and Securities to anyone other than a successor custodian, the question of whether the Corporation shall be dissolved or shall function without a custodian; provided, however, that nothing herein contained shall prevent the termination of any agreement between the Corporation and any such custodian by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation. The Corporation may also have such other depositaries for its funds and such transfer agents and registrars for the shares of its capital stock as the Board of Directors shall from time to time determine; provided that every such depositary shall be a trust company or national bank of good standing, having a capital, surplus and undivided profits aggregating not less than five million dollars ($5,000,000). The Board of Directors may employ and fix the powers, rights, duties, responsibilities, privileges, immunities, and compensation of any such depositary, custodian, transfer agent or registrar, subject however, in the case of the custodian, to the foregoing provisions of this paragraph.

     C. Audits and Reports. The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each semi-annual period during each fiscal year of the Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation. A report to stockholders reflecting the results of each semi-annual examination and, in addition, quarterly financial reports based on the books of the Corporation at the end of each quarterly period when there has been no examination by such independent accountants, shall be mailed to each stockholder of the Corporation of record on such date, with respect to each report, as may be determined by the Board of Directors, at his address as the same appears on the books of the Corporation. Each such report shall show the assets and liabilities of the Corporation, the liquidating value of its outstanding shares (determined as provided in Paragraph NINTH hereof), the Securities in which the funds of the Corporation are invested, all as of the close of the quarterly period, together with a statement of its income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of such period, at least semi-annually, a statement of all amounts paid to security dealers, legal counsel, transfer agent, distributing agent, registrar or custodian, where such payments are made to a partnership, corporation, bank or trust company having a partner, officer or director who is also an officer or director of the Corporation, and such other matters as the Board of Directors shall determine.

     D. Dividends: The Corporation shall distribute to its stockholders in the form of dividends, at such times and in such manner as the Board of Directors shall determine, in cash or in stock or rights to subscribe to stock of the Corporation, or in property or otherwise, amounts substantially equal to the net income of the Corporation from dividends and interest after deduction of operating expenses, taxes applicable to such income, and any reserves set aside out of such income.

     In addition the Board of Directors is empowered to distribute, from time to time, in such form as the Board of Directors may determine, additional dividends from any assets of the Corporation legally available for the payment thereof; provided that each stockholder shall be notified at the time of payment of each such dividend of the account or accounts from which it was paid.

     E. Inspection of Books and Records: The holders of shares of the capital stock of the Corporation shall have the right to inspect the records, documents, accounts and books of the Corporation, subject to reasonable regulations of the Board of Directors, not contrary to Maryland law, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.

     F. Indemnification of Directors and Officers: The Corporation shall indemnify each director and officer of the Corporation against all or any portion of any expenses reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer or director of the Corporation (whether or not he continues to be an officer or director at the time of incurring such expenses) such expenses to include the cost of reasonable settlements (other than amounts paid to the Corporation itself) made with a view to curtailment of costs of litigation. The Corporation shall not, however, indemnify such director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such director or officer, nor in respect of any matter on which any settlement or compromise is effected, if the total expense, including the cost of such settlement, shall substantially exceed the expense which might reasonably be incurred by such director or officer in conducting such litigation to a final conclusion and in no event shall anything herein contained be so construed as to protect or to authorize the Corporation to indemnify any such director or officer against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

     EIGHTH: Repurchases. A. The Corporation shall under some circumstances, and may under other circumstances, repurchase shares of its capital stock as follows:

     1. Obligation of the Corporation to Repurchase Shares: Each holder of shares of capital stock shall be entitled to require the Corporation to repurchase all or any part of the shares of capital stock of the Corporation owned by such holder, upon written request to the Corporation or its designated agent, accompanied by surrender of the certificate or certificates for such shares, for the proportionate interest in the properties of the Corporation represented by such shares, or the cash equivalent therefor (being the liquidating value of such shares determined as provided in Paragraph NINTH hereof), subject to and in accordance with the provisions of subparagraph B.2 of this Paragraph EIGHTH. The time as of which the liquidating value applicable to such repurchases shall be computed shall be the close of the New York Stock Exchange next succeeding the time of surrender of the certificates for such shares.

     2. Right of the Corporation to Repurchase Shares: In addition the Board of Directors may, from time to time in its discretion, authorize the officers of the Corporation to repurchase shares of its capital stock, either directly or through an agent, subject to and in accordance with the provisions of subparagraph B of this Paragraph EIGHTH. The price to be paid by the Corporation upon any such repurchase shall be determined, in the discretion of the Board of Directors, in accordance with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

     B. The following provisions shall be applicable with respect to any repurchases of shares of the capital stock of the Corporation pursuant to subparagraph A hereof:

     1. Certificates for shares of capital stock to be repurchased shall be surrendered in proper form for transfer, together with such proof of the authenticity of signatures as may be required by resolution of the Board of Directors.

     2. Payment of the repurchase price by the Corporation or its designated agent shall be made in cash, within seven days after the time used for determination of the repurchase price but in no event prior to delivery to the Corporation, or its designated agent, of the certificates for the shares of capital stock of the Corporation so repurchased; except that any payment may be made in whole or in part in Securities or other assets of the Corporation if the Board of Directors shall determine that payment in cash would be prejudicial to the best interests of the remaining stockholders of the Corporation, which may be in the event of the closing of the New York Stock Exchange or the happening of any event at any time prior to actual payment which in the opinion of the Board makes the liquidation of Securities in orderly fashion impractical or impossible. In making any such payment in whole or in part in Securities or other assets of the Corporation, the Corporation shall, as nearly as may be practical, deliver the proportionate interest in the Securities and other assets of the Corporation represented by the shares so to be paid for. The value of any part of such payment to be made in Securities or other assets of the Corporation shall be determined in the manner provided in Paragraph NINTH hereof for the determination of the "gross value" of the assets of the Corporation. Delivery of the Securities included in any such payment shall be made as promptly as any necessary transfers on the books of the several corporations whose Securities are to be delivered may be made.

     The Corporation, pursuant to resolution of the Board of Directors, may deduct from the payment made for any shares repurchased a liquidating charge not in excess of one percent (1%) of the repurchase price of the shares so repurchased, and may alter or suspend any such liquidating charge from time to time.

     3. The right of any holder of shares of capital stock repurchased by the Corporation as provided in this Paragraph EIGHTH to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the repurchase price of such shares is determined, except the right of such holder to receive (a) the repurchase price if such shares from the Corporation or its designated agent in cash and/or in Securities or other assets of the Corporation, and
(b) any dividend to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend.

     NINTH: Determination of Liquidating Value. For the purposes referred to in Paragraphs SEVENTH and EIGHTH hereof the liquidating value of shares of the capital stock of the Corporation shall be determined by or pursuant to the direction of the Board of Directors in accordance with the following provisions:

     A. Such liquidating value as of the close of the New York Stock Exchange on any day shall be computed as follows:

     The liquidating value of each share of such stock shall be the quotient obtained by dividing the "net value of the assets" of the Corporation by the total number of shares at the time deemed to be outstanding (including shares sold whether paid for and issued or not, and excluding shares repurchased on the basis of previously determined values, whether paid for, received and held in treasury, or not).

     The "net value of the assets" shall be in the "gross value" after deducting the amount of all expenses incurred and accrued and unpaid, such reserves as may be set up to cover taxes and any other liabilities, and such other deductions as in the opinion of the officers of the Corporation are in accordance with accepted accounting practice.

     The "gross value" of the assets shall be the amount equal to all cash, receivables and the market value of all Securities and other assets held by the Corporation at the time as of which the determination is made. The market value of Securities held shall be the last sales price for Securities listed or admitted to trading privileges on recognized securities exchanges, or the mean between the last bid and asked price prior to the time of such determination in the case of Securities in which there have been no previously reported transactions during the day on which such determination is made. The market value of Securities dealt in over-the-counter shall be the mean between the last bid and asked prices prior to the time of such determination.

     B. Such liquidating value as of any time other than the close of the New York Stock Exchange on any day shall be determined by applying to the liquidating value as of the close of said Exchange on the preceding business day, computed as provided in subparagraph A of this Paragraph NINTH, such adjustments as are authorized by or pursuant to the direction of the Board of Directors and designed reasonably to reflect any material changes in the market value of securities and other assets held and any other material changes in the assets of liabilities of the Corporation or in the number of its outstanding shares which shall have taken place since the close of said Exchange on such preceding business day.

     C. The Board of Directors is empowered, in its absolute discretion, to establish other methods of determining such liquidating value whenever such other methods are deemed by it to be necessary or desirable in order to enable the Corporation to comply with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

     TENTH: Determination Binding. Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of the assets, obligations or liabilities of the Corporation, as to the amount of the net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating any reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any Security owned or held by the Corporation, as to the market value of any Security or fair value of any other asset owned by the Corporation, as to the number of shares of the Corporation outstanding or deemed to be outstanding, as to the impracticability or impossibility of liquidating Securities in orderly fashion, as to the extent to which its practicable to deliver the proportionate interest in the Securities and other assets of the Corporation represented by any shares repurchased in payment for any such shares, as to the method of payment for any such shares repurchased, or as to any other matters relating to the issue, sale, repurchase and/or other acquisition or disposition of Securities or shares of the capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of any Securities on "margin," a sale of any Securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any Securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares, that any and all such determinations shall be binding as aforesaid.

     ELEVENTH: Amendments. The Corporation reserves the right to take any lawful action and to make any amendment of this Certificate of Incorporation, including the right to make any amendment which changes the terms of any shares of the capital stock of the Corporation of any class now or hereafter authorized by classification, reclassification or otherwise, and to make any amendment authorizing any sale, lease, exchange or transfer of the property and assets of the Corporation as an entirety or substantially as an entirety, with or without its good will and franchise, if a majority of all the shares of the capital stock of the Corporation at the time issued and outstanding and entitled to vote, vote in favor of any such action or amendment or consent thereto in writing, and reserves the right to make any amendment of this Certificate of Incorporation in any form, manner or substance now or hereafter authorized or permitted by law.


     2. The restatement of the Charter of the Corporation was approved by a majority of the entire board of directors of the Corporation at a meeting held on February 1, 1996.
     3. The provisions set forth in the above Articles of Restatement are all of the provisions of the Corporation's Charter currently in effect.
The Corporation's Charter is not amended by these Articles of Restatement.
     4. The current address of the principal office of the Corporation is 32 South Street, Baltimore, Maryland, 21202, and the Corporation's current resident agent is The Corporation Trust Incorporated, a Maryland corporation, whose address is 32 South Street, Baltimore, Maryland 21202.
     5. The corporation currently has nine directors; the directors currently in office are Lucy Wilson Benson, David W. Burke, Joseph S. DiMartino, Martin D. Fife, Whitney I. Gerard, Robert R. Glauber, Authur A. Hartman, George L. Perry and Paul D. Wolfowitz.
     IN WITNESS WHEREOF, The Dreyfus Fund Incorporated has caused these Articles to be signed in its name and on its behalf by its Vice President, Eric B. Fischman, and attested by its Assistant Secretary, Margaret Pardo, on the 12th day of February, 1996.
     The undersigned Vice President acknowledges these Articles of Restatement to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under penalties of perjury.
                              THE DREYFUS FUND INCORPORATED



                              ______________________________
                              Eric B. Fischman,
                                Vice President

Attest:


_____________________
Margaret Pardo,
  Assistant Secretary